UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2022

MACY’S, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13536	13-3324058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 West 34th Street, New York, New York 10001

(Address of Principal Executive Offices)

(212) 494-1621

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28, 2022, the Board of Directors of Macy’s, Inc. (“Macy’s” or the “Company”) approved an amendment to the advance notice provisions of the Amended and Restated By-Laws of the Company to change the timing of advance notice by stockholders required to make director nominations or bring business before an annual meeting of stockholders from not less than 60 days before the annual meeting to not earlier than 120 days and not later than 90 days prior to the one-year anniversary of the preceding year’s annual meeting (subject to adjustment if the scheduled annual meeting date differs from the anniversary date by more than 30 days).  The amendment also makes changes to address Rule 14-19 under the Securities Exchange Act of 1934, as amended.

A copy of the amended provisions is attached as Exhibit 3.1, and a copy of the Amended and Restated By-Laws of the Company as currently in effect with all amendments is attached hereto as Exhibit 3.2.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

3.1	Amended By-Law 8(c) and 13(c) of Amended and Restated By-Laws of Macy’s, Inc.

3.2	Amended and Restated By-Laws of Macy’s, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: October 31, 2022	By:	/s/ Elisa D. Garcia
	Name:	Elisa D. Garcia
	Title:	Executive Vice President, Chief Legal Officer and Secretary